Exhibit 99.1

TSS, INC. REPORTS THIRD QUARTER 2020 RESULTS

ROUND ROCK, TX – November 16, 2020 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its third quarter ended September 30, 2020.

Third Quarter Highlights:

●	Third quarter 2020 revenue of $20.8 million compared with $4.2 million in the third quarter of 2019 and $6.5 million in the second quarter of 2020.
●	Gross margin of 13% in the third quarter of 2020 compared with 36% in the third quarter of 2019 and 12% in the second quarter of 2020.
●	Operating income of $966,000 in the third quarter of 2020 compared with operating loss of $12,000 in the third quarter of 2019.
●	Net income of $852,000 or $0.05 per share in the third quarter of 2020 compared to net loss of $95,000 or $(0.01) per share in the third quarter of 2019.
●	Adjusted EBITDA income of $1,142,000 compared with Adjusted EBITDA income of $157,000 in the third quarter of 2019.

“Our third quarter results produced strong revenue and profit as we adapted to the impacts of the COVID-19 pandemic. We were able to offset the financial impact it had on our second quarter and recover programs and deployments that were delayed in the second quarter.” said Anthony Angelini, President and Chief Executive Officer of TSS. “While there are still challenges relating to safety protocols and travel restrictions, we have been able to adapt while delivering and deploying our services for our customers. We expect that revenues will begin to normalize on a quarterly basis, allowing us to deliver more consistent results while continuing to grow year over year.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the third quarter 2020 financial results for Monday, November 16, 2020 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 50006509#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until December 16, 2020. The audio replay can be accessed at the following url:

https://onlinexperiences.com/Launch/QReg/ShowUUID=1D48C33C-8A80-4421-BDEF-AA68A99BDEBE&LangLocaleID=1033

The passcode to access the digital playback is 50006509. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	September 30,	December 31,
	2020	2019

Assets
Current Assets
Cash and cash equivalents	$9,455	$8,678
Contract and other receivables, net	1,258	3,865
Costs and estimated earnings in excess of billings on uncompleted contracts	341	181
Inventories, net	207	1,353
Prepaid expenses and other current assets	237	108
Total current assets	11,498	14,185
Property and equipment, net	764	705
Lease right-of-use asset	1,034	1,481
Goodwill	780	780
Intangible assets, net	239	307
Other assets	230	109
Total assets	$14,545	$17,567
Liabilities and Stockholders’ Equity
Current Liabilities
Bank note payable	$373	$-
Lease liabilities	721	645
Accounts payable and accrued expenses	2,888	8,851
Deferred revenues	4,959	2,104
Total current liabilities	8,941	11,600
Convertible notes, less current portion, net	2,183	2,028
Lease liabilities, less current portion	404	956
Bank note payable, less current portion	520	-
Deferred revenues – noncurrent portion	117	114
Total liabilities	12,165	14,968
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at September 30, 2020 and December 31, 2019; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at September 30, 2020 and December 31, 2019: 18,945 and 18,524 shares issued at September 30, 2020 and December 31, 2019, respectively	2	2
Additional paid-in capital	69,902	69,661
Treasury stock 1094 and 962 shares at cost at September 30, 2020 and December 31, 2019, respectively	(1,872)	(1,700)
Accumulated deficit	(65,652)	(65,094)
Total stockholders' equity	2,380	2,869
Total liabilities and stockholders’ equity	$14,545	$17,567

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Results of Operations:
Revenue	$20,763	$4,176	$37,814	$12,375
Cost of revenue, excluding depreciation and amortization	17,9907	2,679	32,673	7,790
Gross profit, excluding depreciation and amortization	2,773	1,497	5,141	4,585
Operating expenses:
Selling, general and administrative	1,668	1,425	5,011	4,301
Depreciation and amortization	139	84	390	244
Total operating costs	1,807	1,509	5,401	4,545
Operating income (loss)	996	(12)	(260)	40
Interest income (expense), net	(117)	(106)	(311)	(330)
Other income (expense), net	12	28	40	92
Income (loss) before income taxes	861	(90)	(531)	(198)
Income tax expense	9	5	27	22
Net income (loss)	$852	$(95)	$(558)	$(220)

Basic net income (loss) per Share:	$0.05	$(0.01)	$(0.03)	$(0.01)

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2020	2019	2020	2019

Net income (loss)	$852	$(95)	$(558)	$(220)

Interest expense (income), net	105	78	271	238
Depreciation and amortization	139	84	390	244
Income tax expense	9	5	27	22
EBITDA profit (loss)	$1,105	$72	$130	$284

Stock based compensation	37	85	239	244
Provision for bad debts	-	-	-	-
Adjusted EBITDA profit (loss)	$1,142	$157	$369	$528